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                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES
ST

                                   STEREOTAXIS

                                                               SEE REVERSE FOR
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE         CERTAIN DEFINITIONS

                                  COMMON STOCK                CUSIP  85916J 10 2


THIS CERTIFIES THAT


IS THE OWNER OF

  FULLY PAID NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF
                               STEREOTAXIS, INC.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Restated Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                            COUNTERSIGNED:
                                                            THE BANK OF NEW YORK
                                                    TRANSFER AGENT AND REGISTRAR
                                  BY:

                               STEREOTAXIS, INC.
                                    CORPORATE
                                      SEAL
                                      1990
                                    DELAWARE


                                                            AUTHORIZED SIGNATURE


/s/                                                           /s/

SECRETARY                                                    PRESIDENT